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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                           ________________________

                                   FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  December 14, 2001



                              Host Marriott, L.P.
              (Exact Name of Registrant as Specified in Charter)



          Delaware                    0-25087                     52-2095412
(State or Other Jurisdiction  (Commission File Number)        (I.R.S. Employer
      of Incorporation)                                     Indemnification no.)


             10400 Fernwood Road
             Bethesda, Maryland                            20817
(Address of Principal Executive Offices)                (Zip Code)



      Registrant's telephone number, including area code:  (301) 380-9000


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Item 5.  Other Events.

On December 14, 2001 Host Marriott Corporation, our sole general partner who owns an approximate 92% interest in Host Marriott, L.P., announced the completion of our $450 million senior notes offering. The notes carry a 9 1/2% coupon rate with a final maturity of January 15, 2007. The net proceeds of the offering were used to repay nearly all of the outstanding balance under our revolving credit facility. Attached is a copy of the news release of the offering as exhibit 99.1.

In addition, Host Marriott Corporation announced on December 20, 2001 that we have completed the previously announced sale of the Vail Marriott Mountain Resort hotel with Vail Resorts Inc. They also announced the completion of the sale of the Pittsburgh Marriott City Center hotel to the Shaner Hotel Group. Total sale proceeds for the two properties were approximately $65 million of which approximately $20 million will be used to repay the remaining outstanding balance under our revolving credit facility. The remaining proceeds will be used for general corporate purposes. Attached is a copy of the news release of the sales as exhibit 99.2.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


     (C)  Exhibits.


Exhibit No.   Description
-----------   -----------

  99.1        Host Marriott Corporation news release dated December 14, 2001

  99.2        Host Marriott Corporation news release dated December 20, 2001



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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         HOST MARRIOTT, L.P.

                                         By: /s/ Host Marriott Corporation
                                             -----------------------------
                                             Its General Partner

                                         By:  /s/ Donald D. Olinger
                                            -------------------------
Date:  December 21, 2001                    Name:  Donald D. Olinger
                                            Title: Senior Vice President and
                                                   Corporate Controller